Exhibit 23.3
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Stock Incentive Plan of Lifecore Biomedical, Inc. of our report dated March 19, 2024, with respect to the consolidated financial statements of Lifecore Biomedical, Inc. included in its Annual Report (Form 10-K) for the year ended May 26, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
October 10, 2024